Exhibit 99
NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES TO PRESENT AT THE PIPER JAFFRAY 29TH ANNUAL CONSUMER CONFERENCE

HOUSTON, TX, June 2, 2009 - Stage Stores, Inc. (NYSE: SSI) announced today that Andy Hall, President and CEO, and Ed Record, Executive Vice President and CFO, will present at the Piper Jaffray 29th Annual Consumer Conference on Tuesday, June 9, 2009 at 3:15 p.m. Eastern Time.  The conference is being held in New York City at The Westin New York at Times Square.

A live webcast of the presentation will be available.  To access the webcast, log on to the Company's website at www.stagestores.com and then click on Investor Relations, then Webcasts, then the webcast link.  A replay of the presentation will be available online for approximately 30 days.

The PowerPoint presentation that management will use at the conference will be available for viewing in the Investor Relations section of the Company’s website.

About Stage Stores
Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 747 stores located in 39 states.  The Company operates its stores under the four names of Bealls, Palais Royal, Peebles and Stage.  For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

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